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                                                                   EXHIBIT 10.02

                      CRESCENT REAL ESTATE EQUITIES COMPANY

                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                                    THE PLAN

                  1.1 NAME. This plan shall be known as the "Crescent Real Estate Equities Company Employee Stock Purchase Plan." Capitalized terms used herein are defined in Article VI hereof.

                  1.2 PURPOSE. The purpose of the Plan is to permit Employees of the Company to increase their proprietary interest in the Company by permitting them to purchase Common Stock through payroll deductions. The Company intends that the Plan be treated and qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. With respect to Reporting Participants, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                  1.3 EFFECTIVE DATE. The Plan shall become effective upon the Effective Date.

                  1.4 MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN. The shares of Common Stock subject to issuance pursuant to the Plan may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Subject to adjustment pursuant to the provisions of
Section 4.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the Plan shall be 1,000,000.

                  1.5 CONDITIONS PRECEDENT. The Company shall not issue or deliver any certificate for Plan Shares before fulfillment of all of the following conditions:

                         (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                         (b) The completion of any registration or other qualification of the sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee in its sole discretion deems necessary or advisable; and

                         (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee in its sole discretion determines to be necessary or advisable.

                  1.6 RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as may be necessary to satisfy the requirements of the Plan. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares shall relieve the Company of any


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liability in respect of the nonissuance of Plan Shares as to which the requisite authority has not been obtained.

                  1.7 TAX WITHHOLDING.

                         (a) Condition Precedent. The Company shall be entitled to require a Participant to remit, through payroll withholding or otherwise, any tax that the Company determines it is so obligated to collect with respect to the issuance of Plan Shares, and the Company shall institute such mechanisms as shall insure the collection of such taxes.

                         (b) Notice of Disposition of Certain Stock. The Company may require as a condition to the issuance of Plan Shares that the party receiving such shares give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he shall report to the Company any disposition of such shares before the expiration of the holding period specified by Section 423(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state or local withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Plan Shares that the party receiving such shares give a satisfactory written representation promising to make such a remittance.

                  1.8 ACCELERATION IN CERTAIN EVENTS. The Committee may accelerate the vesting of any Plan Shares in whole or in part at any time. Notwithstanding the foregoing, the following provisions shall apply:

                         (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, all outstanding Offering Periods shall terminate as of the day before the consummation of the agreement and such date shall be the Purchase Date for such Offering Periods, and all Plan Shares shall immediately vest commencing as of the day before the consummation of the agreement to dispose of all or substantially all of the assets of the Company; provided that outstanding Offering Periods will not terminate (and there will be no alteration in the Purchase Dates), and no Plan Shares will vest on account of this subsection 1.8(a) when the shareholders of the Company immediately before the consummation of the transaction will own at least fifty percent of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction or if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

                         (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Plan Shares shall become immediately vested. The term "change in control" for purposes of this Section refers to the acquisition of 15% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act (other than an acquisition by (i) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-l(b)(1) promulgated under the Exchange Act, (ii) or any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of the Company or of its Subsidiaries, including a trust established pursuant to such plan); provided that no change in control or threatened change in control shall be deemed to have occurred (i) if before the acquisition of, or offer to acquire, 15% or more of the voting securities of the Company, the full Board has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from (A) a transfer of the Company's voting securities by Richard E. Rainwater ("Rainwater") to (i) a member of Rainwater's immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during Rainwater's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which Rainwater or a member (or


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         members) of his immediate family (within the meaning of Rule 16a-1(e)
         of the Exchange Act) is the beneficiary; (iii) any trust as to which Rainwater is the settlor with sole power to revoke; (iv) any entity over which Rainwater has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under
         Section 501(c)(3) of the Code that is funded by Rainwater; or (B) the acquisition of voting securities of the Corporation by either (i) Rainwater or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Committee.

                  1.9 COMPLIANCE WITH SECURITIES LAWS. Plan Shares shall not be issued unless the issuance and delivery of the Plan Shares complies with all relevant provisions of federal and state law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require a Participant to furnish evidence satisfactory to the Company, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule or regulation. Further, each Participant shall consent to the imposition of a legend on the certificate representing the Plan Shares that describes the restrictions on their transferability as required by law or by this Section.

                  1.10 EMPLOYMENT OF PARTICIPANT. Nothing in the Plan or in the receipt of any Plan Shares issued hereunder will confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment.

                  1.11 INFORMATION TO PARTICIPANTS. The Company shall furnish to each Participant copies of annual reports, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company shall furnish to each Participant a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

                                   ARTICLE II
                                 ADMINISTRATION

                  2.1 COMMITTEE. The Plan shall be administered by the Board or by a Committee of not fewer than two Directors appointed by the Board. As used herein, "Committee" shall mean a committee consisting of two or more Directors, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the enrollment agreements, payroll withholding authorizations and withdrawal documents, and to make all other determinations that are necessary or advisable for the administration of the Plan. Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods and Purchase Dates, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by the Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and


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adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

                  2.2 MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

                  2.3 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to Employees, their employment, death, Retirement, Disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Company with such clerical and other assistance as is necessary to the performance of its duties.

                                   ARTICLE III
                  OFFERING PERIODS, PURCHASE DATES AND VESTING

                  3.1 OFFERING PERIODS. The Plan shall be implemented by a series of Offering Periods, with each Offering Period commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other time or times as may be determined by the Committee). The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least fifteen (15) days before the scheduled beginning of the first Offering Period to be affected.

                  3.2 ENROLLMENT. Any individual who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period. An Employee may become a Participant by completing an enrollment agreement in the form provided by the Committee and filing it with the Company at the prescribed location not later than the time set by the Committee for all Employees with respect to a given Offering Period.

                  3.3 DURATION OF PARTICIPATION. Once enrolled, a Participant shall continue to participate in all future Offering Periods, until the Participant ceases to be an Employee, withdraws as provided under Section 3.5(a) or reaches the end of an Offering Period in which the Participant's contributions were changed under Section 3.4(c). A Participant who changed his or her contributions under Section 3.4(c) or withdrew under Section 3.5(a) may again become a Participant, if then an Employee, by filing a new enrollment agreement in accordance with Section 3.2 above. A Participant whose contributions were discontinued automatically under Section 3.6(d) shall automatically resume participation as of the first Offering Period ending in the next calendar year, if he or she is then an Employee.

                  3.4 EMPLOYEE CONTRIBUTIONS.

                           (a) Amount of Payroll Deductions. Participants shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 10% (in whole number increments) of such Participant's Compensation on each such payday. All payroll deductions made by a Participant shall be credited to his or her Stock Purchase Account. A Participant may not make any additional payments into such account.

                           (b) Application of Payroll Deductions. Payroll deductions shall commence on the first payroll following the Offering Date or such later date established by the Committee and shall end on the last payroll paid before the Purchase Date of the Offering Period to which the enrollment agreement is applicable unless earlier terminated by the Participant as provided in Section 3.5(a) or in the event of a withdrawal pursuant to Section 3.6(d).


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                           (c) Changing Contribution Rate. A Participant, on one
         occasion only during the Offering Period, may change the rate of his or her Contributions (including ceasing to make additional Contributions) during the Offering Period by completing and filing with the Company a new enrollment form. The change in rate shall be effective as soon as reasonably practicable after the new enrollment form is received by the Company at the prescribed location.

                  3.5 VOLUNTARY WITHDRAWAL; CHANGE IN EMPLOYMENT STATUS.

                           (a) Voluntary Withdrawal. A Participant may withdraw all but not less than all the Contributions credited to his or her Stock Purchase Account under the Plan at any time before two (2) business days before a Purchase Date within an Offering Period by completing a Company approved notification. All of the Participant's Contributions credited to his or her Stock Purchase Account shall be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her participation for such Offering Period shall be automatically terminated, and no further Contributions for the purchase of shares shall be made during the Offering Period. A Participant's withdrawal from an offering shall not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

                           (b) Termination of Continuous Status as an Employee. Upon termination of the Participant's Continuous Status as an Employee before the Purchase Date for an Offering Period for any reason, including retirement or death, the Contributions credited to his or her Stock Purchase Account shall be refunded, and his or her participation shall be automatically terminated. In the event an Employee fails to remain in Continuous Status as an Employee during the Offering Period in which the Employee is an Participant, he or she shall be deemed to have elected to withdraw and the Contributions credited to his or her Stock Purchase Account shall be returned to him or her and his or her participation will be terminated.

                  3.6 PURCHASE OF SHARES.

                           (a) Purchase of Shares. Unless a Participant withdraws or is terminated from participation, the balance of his or her Stock Purchase Account shall automatically be applied to the purchase of shares of Common Stock on the Purchase Date for the Offering Period, and the maximum number of whole shares shall be purchased at the applicable purchase price with the accumulated Contributions in his or her Stock Purchase Account, provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be such number of shares equal to (i) 10% of the Participant's Compensation as of the beginning of the Offering Period, divided by (ii) 50% of the Fair Market Value of a share of Common Stock as of the beginning of the Offering Period, rounded down to the nearest whole share, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.6(c) and 3.6(d).

                           (b) Purchase Price. The purchase price for each share of Common Stock purchased on a Purchase Date during an Offering Period shall be the lower of:

                                    (i) ninety percent (90%) of the Fair Market
                  Value of a share of Common Stock on the Purchase Date, or

                                    (ii) ninety percent (90%) of the Fair Market
                  Value of a share of Common Stock on the last trading day before the Offering Date.

                           (c) Insufficient Available Shares. If, on any Purchase Date, the aggregate balance of the Stock Purchase Accounts that are available to purchase Common Stock would purchase a number of shares of Common Stock in excess of the number of shares then authorized for purchase under the Plan, the following events shall occur:

                                    (i) The Committee shall make a pro rata
                  allocation of the shares available in as uniform a manner as shall be practicable and as it shall determine to be equitable;


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                                    (ii) The Plan shall automatically terminate
                  immediately after the Purchase Date as of which the supply of available shares of Common Stock for issuance under the Plan is exhausted; and

                                    (iii) Any amount then standing to the credit
                  of the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

                           (d) Maximum Purchase Amount. Notwithstanding anything in this Plan to the contrary, a Participant may not during a calendar year purchase Common Stock with a Fair Market Value, determined as of the Offering Date for such Common Stock during such calendar year, of more than $25,000 under this Plan and all other stock purchase plans (within the meaning of Section 423 of the Code) of the Company or a Subsidiary. If a Participant is precluded by this subsection (d) from purchasing additional Common Stock under the Plan, the Participant's contributions shall be automatically discontinued and shall resume as of the beginning of the earliest Offering Period ending in the next calendar year (if then an Employee).

                           (e) Unused Stock Purchase Account Balances. Any cash remaining to the credit of a Participant's Stock Purchase Account under the Plan after a purchase by him or her of shares of Common Stock on a Purchase Date, other than amounts representing fractional shares, shall be returned to him or her as soon as practicable. Amounts representing fractional shares shall be carried forward for use in subsequent Offering Periods.

                           (f) Share Ownership; Issuance of Stock. The shares of Common Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on the Purchase Date. Before that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares. All Plan Shares shall be delivered by the Company in a manner as determined by the Committee. As promptly as practicable after the Purchase Date for each Offering Period, the Company shall arrange the delivery to each Participant, as appropriate, including, but not limited to, direct deposits into a book entry account or brokerage account, the shares purchased. Shares to be delivered to a Participant may, if so directed by the Committee, be registered in the name of the Participant or in the "Street Name" of a Company approved broker, and shall contain such legends that the Company in its discretion determines to be appropriate, including but not limited to the following legend:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE CRESCENT REAL ESTATE EQUITIES EMPLOYEE STOCK PURCHASE PLAN."

                  3.7 VESTING. Plan Shares may not be assigned, transferred, pledged, or otherwise disposed of in any manner by the Participant during the Vesting Period. In the event that a Participant terminates employment during the Vesting Period (other than on account of death, Retirement or Disability), the Company shall have the right (but not the obligation) to repurchase any or all of the Participant's Unvested Plan Shares for an amount equal to the purchase price of such stock minus all dividends accruing to such stock beginning with the Purchase Date and ending with the termination of employment. The Company shall notify the Participant of its intention to exercise its repurchase right and the number of shares that are to be repurchased and shall pay the Participant for the shares that are repurchased within ninety (90) days of the Participant's termination of employment. As a condition of participation, the Participant agrees to execute any forms necessary to complete the repurchase, including but not limited to the execution of a blank stock power.

                  3.8 RIGHTS NOT TRANSFERABLE. Neither Contributions credited to a Participant's Stock Purchase Account nor any rights with regard to the exercise of an option or right to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will and the laws of descent and distribution) by the Participant, and an option or right to receive shares under the Plan shall be exercisable only by the Participant during the Participant's lifetime. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from participation in accordance with Section 3.5(a).


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                  3.9 USE OF FUNDS. All Contributions credited to a
Participant's Stock Purchase Account received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

                                   ARTICLE IV
                      TERMINATION, AMENDMENT AND ADJUSTMENT

                  4.1 TERMINATION AND AMENDMENT. The Plan will terminate on the tenth anniversary of the earlier of its adoption by the Board or its approval by the shareholders of the Company, unless sooner terminated under Section 3.6(c)(ii). No Offering Periods will commence after that date of termination, although Offering Periods outstanding and Plan Shares granted before such date shall remain outstanding in accordance with their terms. Subject to the limitations contained in this Section 4.1, the Committee may at any time amend or revise the terms of the Plan, provided that, without shareholder approval, no amendment or revision may (i) increase the maximum aggregate number of Plan Shares issuable under the Plan under Section 1.5, except as permitted under
Section 4.2, or (ii) permit the participation of anyone other than as provided in the Plan. In addition, if and to the extent required by Rule 16b-3 of the Exchange Act, the provisions of the Plan may not be amended more frequently than once every six months unless otherwise required by law and permitted by Rule 16b-3 of the Exchange Act. No amendment, suspension or termination of the Plan may, without the consent of a Participant, alter or impair any of that Participant's rights or obligations under any outstanding Offering Period or with respect to any Plan Shares held by the Participant before that amendment, suspension or termination, unless such amendment, suspension or termination is required under applicable law, including without limitation Section 423 of the Code.

                  4.2 ADJUSTMENT. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares that may be issued under the Plan. A corresponding adjustment shall be made to the maximum number of shares that a Participant may purchase, and any Plan Shares with respect to which the Vesting Period has not yet lapsed before any such change. Any such adjustment in shares that a Participant may purchase shall be made without change in the aggregate purchase price applicable to the Offering Period, but with a corresponding adjustment in the price for each share purchasable during the Offering Period. Any new or additional or different class of securities that are distributed to a Participant in his capacity as the owner of Unvested Plan Shares as issued hereunder shall be considered to be Unvested Plan Shares and shall be subject to all of the conditions and restrictions provided herein applicable to Unvested Plan Shares. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 OTHER COMPENSATION PLANS. The adoption of the Plan will not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its Subsidiaries, nor will the Plan preclude the Company or any of its Subsidiaries from establishing any other forms of incentive or other compensation for Employees.

                  5.2 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company and any of its Subsidiaries that adopt the Plan.

                  5.3 NUMBER AND GENDER. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

                  5.4 HEADINGS. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.



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                                   ARTICLE VI
                                   DEFINITIONS

         As used herein with initial capital letters, the following terms have the meanings set forth unless the context clearly indicates to the contrary:

                  6.1 "BOARD" means the Board of Trust Managers of the Company.

                  6.2 "CODE" means the Internal Revenue Code of 1986, as amended.

                  6.3 "COMMITTEE" shall have the meaning set forth in Section
2.1.

                  6.4 "COMMON STOCK" means the common shares of beneficial interest, par value $.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

                  6.5 "COMPANY" means Crescent Real Estate Equities Company, a Texas trust organized under the Texas Real Estate Investment Trust Act, as amended, or any successor thereto.

                  6.6 "COMPENSATION" means during the period of reference the regular salary or wages paid to a Participant by the Company or a Subsidiary, excluding overtime payments, bonuses, commissions, but including any vacation pay, pre-tax contributions by the Participant to a plan meeting the requirements of Section 401(k) or 125 of the Code. There shall be excluded from "Compensation" for the purposes of the Plan, whether or not reportable as income by the Participant, expense reimbursements of all types, payments in lieu of expenses, Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, any amounts accrued for the benefit of the Participant, but not paid, during the period of reference, and any gains (realized or unrealized) that may result from participation in any of the Company's stock option programs.

                  6.7 "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a bona fide leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  6.8 "CONTRIBUTIONS" means all amounts credited to the Stock Purchase Account of a Participant.

                  6.9 "DESIGNATED SUBSIDIARIES" means the Subsidiaries which have been designated by the Committee or the Board from time to time in its sole discretion as employers whose employees are covered under the Plan.

                  6.10 "DIRECTOR" means a member of the Board of Trust Managers of the Company.

                  6.11 "DISABILITY" of a Participant shall be deemed to occur whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuing period of not less than 12 months.

                  6.12 "EFFECTIVE DATE" means July 1, 2001.

                  6.13 "EMPLOYEE" means an employee, as defined under Section 423 of the Code and the regulations promulgated thereunder, of the Company or of any Designated Subsidiaries, provided that, an individual shall not be considered an Employee unless (i) the individual's customary employment is for more than twenty (20) hours per week and more than five (5) months in a calendar year; (ii) the individual has been employed for a period of two (2) years beginning with his or her date of hire; and (iii) considering any Plan Shares that the individual would be entitled to receive if he or she was a Participant, the individual (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) does not own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company.

                  6.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  6.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  6.16 "FAIR MARKET VALUE" means such value as will be determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange, such value shall be determined by the Committee on the basis of the last sale price for the Common Stock on the date for which such determination is relevant, as reported on the New York Stock Exchange. If the Common Stock is traded on more than one exchange, such value shall be determined on the basis of the exchange trading the greatest volume of shares on such date. In no event shall "Fair Market Value" be less than the par value of the Common Stock.

                  6.17 "OFFERING DATE" means the first business day of each Offering Period of the Plan.

                  6.18 "OFFERING PERIOD" means a period of three (3) months commencing on or about January 1, April 1, July 1, and October 1 and of each year, except as otherwise determined by the Committee.

                  6.19 "PARTICIPANT" means an Employee who elects to participate in the Plan.

                  6.20 "PLAN" means the Crescent Real Estate Equities Company Employee Stock Purchase Plan, as amended from time to time.

                  6.21 "PLAN SHARES" means shares of Common Stock issuable pursuant to the Plan.

                  6.22 "PURCHASE DATE" means, with respect to any Offering Period, the last day of the Offering Period, except as otherwise determined by the Committee.

                  6.23 "REPORTING PARTICIPANT" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

                  6.24 "RETIREMENT" means termination of employment on or after the date on which a Participant attains age 70.

                  6.25 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  6.26 "STOCK PURCHASE ACCOUNT" means a noninterest bearing bookkeeping entry which shall record all amounts withheld from a Participant's compensation for the purpose of purchasing shares of Common Stock for such Participant, reduced by all amounts applied to the purchase of Common Stock for such Participant under the Plan. The Company shall not be required to segregate or set aside any amounts so withheld, and such bookkeeping entry shall not represent an interest in any assets of the Company.

                  6.27 "SUBSIDIARY" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

                  6.28 "UNVESTED PLAN SHARES" means Plan Shares held by a Participant before the expiration of the Vesting Period for such shares.

                  6.29 "VESTING PERIOD" means the one (1) year period beginning with the Purchase Date on which Plan Shares are acquired, provided that the Vesting Period shall terminate immediately upon a Participant's termination of employment on account of death, Retirement or Disability.